   As filed with the Securities and Exchange Commission on December 13, 1999.

                                                       Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                            SIERRA PACIFIC RESOURCES
                            ------------------------
             (Exact name of registrant as specified in its charter)


             Nevada                                              88-019-8358
             ------                                              -----------
(State or other jurisdiction of incorporation                   (I.R.S. Employer
or organization)                                             Identification No.)

            P.O. Box 30150 (6100 Neil Road), Reno, Nevada 89520-3150
            --------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

      Executive Long-Term Incentive Plan; Non-Employee Director Stock Plan;
                          Employee Stock Purchase Plan
      ---------------------------------------------------------------------
                            (Full Title of the Plans)

                            William E. Peterson, Esq.
         Senior Vice President, General Counsel and Corporate Secretary
                            Sierra Pacific Resources
                         P.O. Box 30150 (6100 Neil Road)
                             Reno, Nevada 89520-3150
                             -----------------------
                     (Name and address of agent for service)

                                 (775) 834-4011
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                      Proposed            Proposed
    Title of                                          maximum             maximum         Amount
   securities                 Amount                  offering            aggregate         of
     to be                     to be                  price per           offering     registration
   registered               registered (1)             share (2)          price (2)        fee
   ----------               --------------            ----------          ---------    ------------

Common Stock, par          1,600,000 Shares            $18.0625           $28,900,000    $7,629.60
value $1.00
per share (3)
=================================================================================================

(1) The purpose of this Registration Statement is to register an aggregate of 1,600,000 shares of Common Stock, par value $1.00 per share, of Sierra Pacific Resources (the "Company") that have been reserved for issuance under each of the plans set forth above, plus such additional number of shares as may be required pursuant to the plans set forth above in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of the Common Stock, as reported on the New York Stock Exchange on December 10, 1999.

(3) There are also registered hereunder the Rights issued and attached to the Common Stock pursuant to the Rights Agreement between Sierra Pacific Resources and Harris Trust and Savings Bank dated as of September 21, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1            Plan Information*

Item 2            Registrant Information and Employee Plan Annual Information*


--------
         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (hereinafter, the "Securities Act"), and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to incorporate by reference the information we file with them, which means:

         -       incorporated documents are considered part of the prospectus;

         - we can disclose important information to you by referring you to those documents; and

         - information that we file with the SEC will automatically update and supersede this incorporated information.

         We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

         a. Our annual report on Form 10-K for the fiscal year ending December 31, 1998;

         b. Our quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 1999, June 30, 1999 and September 30, 1999;

         c. Our current report on Form 8-K dated August 9, 1999, as amended by Form 8-K/A dated September 20, 1999; and

         d. Our current report on Form 8-K dated December 7, 1999; and

         e. The description of our capital stock contained in our registration statement on Form 8-B, filed with the SEC on September 30, 1984, and the description of the Rights agreement dated as of September 21, 1999, as set forth on our Form 8-K dated December 7, 1999, including all amendments and reports amending such description.

         We also incorporate by reference each of the following documents that we will file with the SEC after the date of this registration statement until this offering is completed:

         - reports filed under Sections 13(a) and (c) of the Securities Exchange Act of 1934.

         - definitive proxy or information statements filed under Section 14 of the Securities Exchange Act of 1934 in connection with any subsequent stockholders' meeting; and

         - any reports filed under Section 15(d) of the Securities Exchange Act of 1934.

         You should rely only on information contained or incorporated by reference in this registration statement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

         You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Director of Finance/Assistant Treasurer, Sierra Pacific Resources, P.O. Box 30150 (6100 Neil
Road), Reno, Nevada 89520-3150, Telephone: (775) 834-4358.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Nevada Revised Statutes provide that under certain circumstances a corporation may indemnify any person for amounts incurred in connection with a pending or threatened action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation.

         The Articles of Incorporation of Sierra Pacific Resources provide in substance that we will indemnify each of our directors and officers and former directors and officers against expenses necessarily incurred in connection with the defense of any action, suit or proceeding in which he or she is made a party by reason of being or having been a director or officer of Sierra Pacific Resources, except in relation to matters as to which he or she shall be adjudged liable for negligence or misconduct.

         Sierra Pacific Resources has purchased insurance coverage under a policy insuring our directors and officers against certain liabilities which they may incur in their capacity as such.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         The following is an index of all exhibits filed as part of this Registration Statement.

         5.1 Opinion of Choate, Hall & Stewart as to the legality of the shares being registered.

         5.2 Opinion of Woodburn and Wedge as to the legality of the shares being registered.

         15.1 Letter of Deloitte & Touche LLP regarding unaudited interim financial information

         23.1     Consent of Deloitte & Touche LLP.

         23.2     Consent of Choate, Hall & Stewart (included in Exhibit 5.1).

         23.3     Consent of Woodburn and Wedge (included in Exhibit 5.2).

         24.1     Power of Attorney (included in page II-5).

         99.1     Sierra Pacific Resources' Executive Long-Term Incentive Plan.

         99.2     Sierra Pacific Resources' Non-Employee Director Stock Plan.

         99.3     Sierra Pacific Resources' Employee Stock Purchase Plan.

Item 9.  UNDERTAKINGS

         (a)      Sierra Pacific Resources hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Sierra Pacific Resources hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Sierra Pacific Resources pursuant to the foregoing provisions, or otherwise, Sierra Pacific Resources have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Sierra Pacific Resources in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                INDEX TO EXHIBITS

EXHIBIT NUMBER                                                                        PAGE

         5.1 Opinion of Choate, Hall & Stewart as to the legality of the shares being registered.

         5.2 Opinion of Woodburn and Wedge as to the legality of the shares being registered.

         15.1 Letter of Deloitte & Touche LLP regarding unaudited interim financial information

         23.1     Consent of Deloitte & Touche LLP.

         23.2     Consent of Choate, Hall & Stewart (included in Exhibit 5.1).

         23.3     Consent of Woodburn and Wedge (included in Exhibit 5.2).

         24.1     Power of Attorney (included in page II-5).

         99.1     Sierra Pacific Resources' Executive Long-Term Incentive Plan.

         99.2     Sierra Pacific Resources' Non-Employee Director Stock Plan.

         99.3     Sierra Pacific Resources' Employee Stock Purchase Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on the 7th day of December, 1999.

                                   SIERRA PACIFIC RESOURCES

                                   By /s/ Malyn K. Malquist
                                      --------------------------------
                                      Malyn K. Malquist, President and
                                      Chief Operating Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Malyn K. Malquist, William E. Peterson, Richard K. Atkinson and William C. Rogers and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                                     TITLE                                        DATE

/s/ Michael R. Niggli                         Chairman, Chief Executive Officer            December 7,  1999
-----------------------------------           and Director
Michael R. Niggli

/s/ Malyn K. Malquist                         President, Chief Operating Officer           December 7,  1999
-----------------------------------           and Director
Malyn K. Malquist

/s/ Mark A. Ruelle                            Senior Vice President,                       December 7, 1999
-----------------------------------           Chief Financial Officer
Mark A. Ruelle                                and Treasurer

SIGNATURE                                     TITLE                                        DATE

/s/ Edward P. Bliss                           Director                                     December 7, 1999
-----------------------------------
Edward P. Bliss

/s/ Mary Kaye Cashman                        Director                                     December 7, 1999
-----------------------------------
Mary Kaye Cashman

/s/ Mary Lee Coleman                         Director                                     December 7, 1999
-----------------------------------
Mary Lee Coleman

/s/ Krestine M. Corbin                       Director                                     December 7, 1999
-----------------------------------
Krestine M. Corbin

/s/ T.J. Day                                 Director                                     December 7, 1999
-----------------------------------
T.J. Day

/s/ James R. Donnelley                       Director                                     December 7, 1999
-----------------------------------
James R. Donnelley

/s/ Fred D. Gibson, Jr.                      Director                                     December 7, 1999
-----------------------------------
Fred D. Gibson, Jr.

/s/ John L. Goolsby                          Director                                     December 7, 1999
-----------------------------------
John L. Goolsby

SIGNATURE                                     TITLE                                        DATE

/s/ Jerry E. Herbst                           Director                                     December 7, 1999
-----------------------------------
Jerry E. Herbst

/s/ James L. Murphy                           Director                                     December 7, 1999
-----------------------------------
James L. Murphy

/s/ John F. O'Reilly
-----------------------------------           Director                                     December 7, 1999
John F. O'Reilly

/s/ Dennis E. Wheeler
-----------------------------------           Director                                     December 7, 1999
Dennis E. Wheeler